                                                   Exhibit 99.A8




      BOOK-ENTRY ONLY CERTIFICATES UNIT INVESTMENT TRUST (UIT) SECURITIES

                           LETTER OF REPRESENTATIONS
                    [To be Completed by Sponsor and Trustee]

                       Nasdaq Financial Products Services
              ----------------------------------------------------
                               [Name of Sponsor]

                                Bank of New York
              ----------------------------------------------------
                               [Name of Trustee]

                                                                November 8, 2002
                                                                ----------------

Attention: General Counsel's Office
THE DEPOSITORY TRUST COMPANY
55 Water Street 49th Floor
New York, NY 10041-0099

          Re:             Please see attachment
              -----------------------------------------------------------------
                               (4 Funds)
              -----------------------------------------------------------------

              -----------------------------------------------------------------
                           [Issue description, including CUSIP number]

Ladies and Gentlemen:

     This letter sets forth our understanding with respect to certain matters relating to the above-referenced units (the "Securities") of a unit investment trust ("UIT"), CUSIP number 09348R409, 09348R201, 09348R300, 09348R102. The
Securities were created and issued pursuant to a trust indenture or other such document authorizing the issuance of the Securities dated November 8, 2002, between the Trustee and Sponsor. Sponsor is distributing the Securities through The Depository Trust Company ("DTC").

     To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Trustee makes the following representations to DTC:

      1. Following the closing on the Securities on 11/8/02, Trustee shall utilize DTC's Fast Reject and Confirmation ("FRAC") function available on the Participant Terminal System to confirm a shipment control list ("SCL"), or some other statement, such as an initial transaction statement, evidencing the issuance of Securities recorded on the Trustee's books and records in the name of Cede & Co. Trustee shall also confirm to DTC the amount of the Securities recorded in the name of Cede & Co. on a daily or other periodic basis in accordance with the provisions of the Balance Certificate Agreement and the Transfer Agent FAST Criteria Agreement currently in effect between Trustee and DTC. Trustee agrees that such confirmation by Trustee shall be deemed to be a statement that there are no liens, restrictions, or adverse claims arising through the company or issuer to which the Securities are or may be subject.

      2. In the event of any solicitation of consents from or voting by holders of the Securities, Trustee shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall send notice of such record date to DTC no fewer than 15 calendar days in advance of such record date. Notices to the DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Reorganization Department, Proxy Unit, at
(212) 855-5181 or (212) 855-5182. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5202. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                        Supervisor, Proxy Unit
                        Reorganization Department
                        The Depository Trust Company
                        55 Water Street 50th Floor
                        New York, NY 10041-0099

      3. On each day on which Trustee is open for business and on which it receives an instruction originated by a DTC participant ("Participant") through DTC's Deposit/Withdrawal at Custodian ("DWAC") system to increase the Participant's account by a specified number of Securities (a "Deposit Instruction"), Trustee shall, no later than 6:30 p.m. (Eastern Time) that day, either approve or cancel the Deposit Instruction through the DWAC system.

      On each day on which Trustee is open for business and on which it receives an instruction originated by a Participant through DTC's DWAC system to decrease the Participant's account by a specified number of Securities (a "Withdrawal Instruction"), Trustee shall, no later than 6:30 p.m. (Eastern Time) that day, either approve or cancel the Withdrawal Instruction through the DWAC system.

      Trustee agrees that its approval of a Deposit or Withdrawal Instruction shall be deemed to be the receipt by DTC of a new reregistered certificated Security or registration of transfer to the name of Cede & Co. for the quantity of Securities evidenced by the Balance Certificate after the Deposit or Withdrawal Instruction is effected.

      4. Trustee shall confirm in writing the number of Securities represented by the Balance Certificate as often as DTC may reasonably request.

      5. In the event of an offering issuance of rights with respect to the Securities outstanding, Trustee shall send DTC's Dividend and Reorganization Departments a notice specifying: (a) the amount of and conditions, if any, applicable to such rights offering or issuance; (b) any applicable expiration or deadline date, or any date by which any action on the part of holders of such Securities is required; and (c) the date such notice shall be distributed (the "Publication Date"). The Publication Date shall be as soon as practicable after the announcement by the company issuing the underlying securities of any such offering or issuance of rights with respect to the Securities outstanding. DTC requires that the Publication Date be no fewer than 30 days nor more than 60 days prior to the related offering or issuance date, respectively. Such notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Dividend Department at (212) 855-4545 and receipt of such notice shall be confirmed by telephoning (212) 855-4530. Such notices to DTC's Dividend Department pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                        Supervisor, Stock Dividends
                        Dividend Department
                        The Depository Trust Company
                        55 Water Street 25th Floor
                        New York, NY 10041-0099


      Notices to DTC pursuant to the above by telecopy shall be directed to DTC's Reorganization Department at (212) 855-5259 and receipt of such notice shall be confirmed by telephoning (212) 855-5260. Such notices to DTC's Reorganization Department pursuant to the above, by mail or by any other means, shall be sent to:

                        Supervisor, Rights Offerings
                        Reorganization Department
                        The Depository Trust Company
                        55 Water Street 50th Floor
                        New York, NY 10041-0099

      6. Except for termination of the UIT, the Securities will not be callable or otherwise redeemable except at the option of the holders. In the event of termination, except by vote of the holders, and to the extent possible in the event of termination by vote of the holders, Trustee shall give DTC notice of such event no fewer than 30 days nor more than 60 days prior to the termination date. Such notice, if by telecopy, shall be directed to DTC's Reorganization Department at (212) 855-5488. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5290. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                        Manager, Reorganization Department
                        Reorganization Window
                        The Depository Trust Company
                        55 Water Street 50th Floor
                        New York, NY 10041-0099

        7. General notices, other than notices of distributions, to DTC shall be forwarded by telecopy to DTC's Reorganization Department at (212) 855-5488. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5135. Such notices, by mail or by any other means, shall be sent to the address set forth in Paragraph 6.

        8. DTC shall provide to Sponsor or Trustee, at either's request and expense, listings of DTC Participants' holdings, known as Security Positions Listings ("SPLs") with respect to the Securities, Sponsor or Trustee shall provide DTC's Reorganization Department, Proxy Unit with a written request indicating: (a) the CUSIP number; (b) the purpose of the request; and (c) the request dates of such listings(s). Sponsor or Trustee will also provide DTC with such exemplars of signatures and authorizations to act as may reasonably be deemed necessary by DTC to permit DTC to discharge its obligations to its Participants and regulatory authorities upon DTC's request. DTC charges a fee for SPLs. This authorization, unless revoked by Sponsor, shall continue with respect to the Securities while the Securities are on deposit at DTC, until and unless Trustee shall no longer be acting. In such event, Sponsor shall provide DTC with similar evidence, satisfactory to DTC, of the authorization of any successor thereto so to act. Requests for SPLs shall be directed to DTC's Reorganization Department by telecopy at (212) 855-5183 and receipt of such requests shall be confirmed by telephoning (212) 855-5200. Requests for SPLs, by mail or any other means, shall be directed to the address indicated in Paragraph 2.

        9. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

        10. In the event of a distribution or payment with respect to the Securities, Trustee shall establish a record date for such purposes and shall send notice to DTC no fewer than 15 calendar days in advance of such record date. Trustee shall also notify DTC of the distribution date for any distribution of income with respect to the Securities. On the record date, Trustee shall notify DTC of the amount per unit of any such distribution. This notice shall be marked "TIME CRITICAL" and forwarded by telecopy to DTC's Dividend Department at (212) 855-4563 and receipt of such notice shall be confirmed by telephoning (212) 855-4550. Notice to DTC, by mail or by any other means, (with receipt) shall be sent to;

                   Manager, Announcements
                   Dividend Department
                   The Depository Trust Company
                   55 Water Street 25th Floor
                   New York, NY  10041-0099

        11. Trustee shall notify DTC's Dividend Department of the payment and payment date no fewer than five business days prior to the effective date for such transaction. Such notice shall be directed to DTC's Dividend Department as indicated in Paragraph 10.

        12. Trustee shall provide a written notice of dividend payment information to DTC as soon as the information is available. Trustee shall provide such notice directly to DTC electronically, as previously arranged by Trustee, as soon as the payment information is available. If electronic transmission has not been arranged, such notice shall be sent by telecopy to DTC's Dividend Department at (212) 855-4563, and receipt of such notice shall be confirmed by telephoning (212) 855-4550. Notice to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to the address indicated in Paragraph 10.

        13. Trustee shall provide DTC, no later than 12:00 noon (Eastern Time) on the payment date, automated notification of CUSIP-level detail. If the circumstances prevent the funds paid to DTC from equaling the dollar amount associated with the detail payments by 12:00 noon (Eastern Time), Trustee must provide CUSIP-level reconciliation to DTC no later than 2:30 p.m. (Eastern
Time). Reconciliation must be provided by either automated means or written format. Such reconciliation notice, if sent by telecopy to DTC's Dividend Department shall be directed to (212) 855-4633, and receipt of such notice shall be confirmed by telephoning (212) 855-4430.

        14. Dividend payments and distributions shall be received by Cede & Co. as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date, dividend payments due Trustee, or at such earlier time as may be required by Trustee to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Trustee and DTC, such funds shall be wired to the Dividend Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

        15. DTC may direct Trustee to use any other number or address as the number or address to which notices or payments of dividends or distributions may be sent.

        16. In the event that Sponsor determines that beneficial owners of Securities shall be able to obtain credit for Securities, Sponsor shall cause Trustee to notify DTC of a withdrawal of securities through DWAC and Trustee shall credit Participants holding Securities in their accounts. Subsequently, Participants shall credit any beneficial owners of Securities.

        17. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Trustee (at which time DTC will confirm with Trustee the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request, Sponsor and Trustee shall cooperate fully with DTC by taking appropriate action to confirm position and credit any Participant having Securities credited to its DTC accounts.

        18. Nothing herein shall be deemed to require Trustee to advance funds on behalf of Sponsor.

        19. This Letter of Representations may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.

        20. This Letter of Representations shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law.

        21. The sender of each notice delivered to DTC pursuant to this Letter of Representations is responsible for confirming that such notice was properly received by DTC.

        22. Sponsor recognizes that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or accertain the compliance of any transactions in the Securities with the following, as amended from time to time:
(a) any exemptions from registration under the Securities Act of 1933; (b) the Investment Company Act of 1940; (c) the Employee Retirement Income Security Act of 1974; (d) the Internal Revenue Code of 1986; (e) any rules of any self-regulatory organizations (as defined under the Securities Exchange Act of 1934); or (f) any other local, state, or federal laws or regulations thereunder.

        23. Sponsor and Trustee shall comply with applicable requirements stated in DTC's Operational Arrangements, as they may be amended from time to time. DTC's Operational Arrangements are posted on DTC's website at "www.DTC.org."

        24. The following rider(s), attached hereto, are hereby incorporated into this Letter of Representations:



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                                     -6-

Notes:

A. If there is a Sponsor (as defined in this Letter of Representations), Sponsor, as well as Trustee, must sign this Letter. If there is no Sponsor, in signing this Letter Trustee itself undertakes to perform all of the obligations set forth herein.

B. Schedule B contains statements that DTC believes accurately describe DTC, the method of effecting book-entry transfers of securities distributed through DTC, and certain related matters.

                                             Very truly yours,

                                             NASDAQ Financial Products
                                             Services, Inc.
                                             -----------------------------------
                                                         [Sponsor]


                                             By: John L. Jacobs
                                                --------------------------------
                                                [Authorized Officer's Signature]

                                                 The Bank of New York
                                             -----------------------------------
                                                          [Trustee]

                                             By: /s/ Alfred Irving
                                                --------------------------------
                                                [Authorized Officer's Signature]


Received and Accepted:
THE DEPOSITORY TRUST COMPANY


cc: Underwriter
    Underwriter's Counsel

BLDRS

461-0002  NASDAQ BLDRS Europe 100 ADR Index Fund
          Ticker    ADRU
          Cusip     09348R409
          ISIN      US09348R4092

461-0003  NASDAQ BLDRS Developed Mkts 100 ADR Index Fund
          Ticker    ADRD
          Cusip     09348R201
          ISIN      US09348R2013

461-0004  NASDAQ BLDRS Emerging Mkts 50 ADR Index Fund
          Ticker    ADRE
          Cusip     09348R300
          ISIN      US09348R3003

461-0005  NASDAQ BLDRS Asia 50 ADR Index Fund
          Ticker    ADRA
          Cusip     09348R102
          ISIN      US09348R1023

                                                                      SCHEDULE A


               --------------------------------------------------

               --------------------------------------------------
                                [Describe Issue]



               CUSIP Number     Share Total     Offering ($) Value
               ------------     -----------    --------------------
                09348R409         400,000           $44.95
                09348R201         400,000           $45.05
                09348R300         400,000           $50.55
                09348R102         400,000           $48.76

                                                                  SCHEDULE B

                        SAMPLE OFFERING DOCUMENT LANGUAGE
                      DESCRIBING BOOK-ENTRY-ONLY ISSUANCE
 (Prepared by DTC--bracketed material may be applicable only to certain issues)

     1. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $400 million, one certificate will be issued with respect to each $400 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

     2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Direct and Indirect Participants are on file with the Securities and Exchange Commission.

     3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

     4. To facilitate subsequent transfers, all Securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. [Beneficial Owners of Securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the Securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. Beneficial Owners of Securities may wish to ascertain that the nominee holding the Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners, or in the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.]

     [6. Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

     7. Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Securities. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     8. Redemption proceeds, distributions, and dividend payments on the Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from Issuer or Agent on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividends to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

       [9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to [Tender/Remarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to [Tender/Remarketing] Agent. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Securities to [Tender/Remarketing] Agent's DTC account.]

        10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

        11. Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

        12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.